Exhibit 99.1

Filed pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Filing Person: W. P. Carey Inc.

Subject Company: Corporate Property Associates 16 – Global Incorporated

Commission File No.: 001-32162

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACTS:
Kristin Brown	Kristina McMenamin	Guy Lawrence
W. P. Carey Inc.	W. P. Carey Inc.	Ross & Lawrence
212-492-8989	212-492-8995	212-308-3333
kbrown@wpcarey.com	kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces Third Quarter 2013 Financial Results

New York, NY – November 5, 2013 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the third quarter ended September 30, 2013.

During the third quarter of 2013, the Company:

•                  Reported Funds from operations—as adjusted (“AFFO”) of $1.03 per diluted share

•                  Announced a merger agreement with Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”)

•                  Structured $428.9 million of investments on behalf of the Managed REITs

•                  Raised its annualized dividend rate to $3.44 per share, WPC’s 50th consecutive quarterly increase

QUARTERLY RESULTS

•                  AFFO for the third quarter of 2013 was $71.1 million or $1.03 per diluted share, compared to $33.9 million or $0.82 per diluted share for the third quarter of 2012. AFFO for the nine months ended September 30, 2013 was $216.0 million or $3.09 per diluted share, compared to $101.8 million or $2.48 per diluted share for the comparable period in 2012. The increased AFFO in the three and nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily due to income from the properties we acquired in our merger with Corporate Property Associates 15 – Incorporated (“CPA®:15”) on September 28, 2012 (the “CPA®:15 Merger”) partially offset by the cessation of asset management revenue received from CPA®:15 after the CPA®:15 Merger was completed. Per share data for the 2013 periods also reflects the issuance of 28.2 million shares in connection with the CPA®:15 Merger to the stockholders of CPA®:15. Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

•                  Total revenues net of reimbursed expenses for the third quarter of 2013 were $114.7 million, compared to $49.4 million for the third quarter of 2012. Total revenues net of reimbursed expenses for the nine months ended September 30, 2013 were $316.7 million, compared to $143.8 million for the comparable period in 2012. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•                  Net Income for the third quarter of 2013 was $18.5 million, compared to $2.6 million for the same period in 2012. Net Income for the nine months ended September 30, 2013 was $75.9 million, compared to $46.7 million for the prior year period.

•                  For the quarter ended September 30, 2013, we received approximately $14.5 million in cash distributions from our equity ownership in the Managed REITs including $7.3 million in Available Cash distributions related to our special general partnership interests in the Managed REITs.

W. P. CAREY OWNED PORTFOLIO UPDATE

•                  In September 2013, W. P. Carey acquired an office facility of the Department of State for Communities and Local Government, a department of the UK Government, located in Manchester, UK. The total acquisition cost of the facility was approximately $63.3 million (GBP40.0 million/EUR47.0 million). Year to date, W. P. Carey has completed five transactions for a total investment of $248.5 million.

•                  During the third quarter of 2013, W. P. Carey disposed of three properties for total proceeds of $7.6 million.

•                  The W. P. Carey owned portfolio currently consists primarily of 421 leased properties comprising 39.4 million square feet leased to 125 corporate tenants. The average lease term of the portfolio is 8.7 years and the occupancy rate is 99.0%.

W. P. CAREY MANAGED PORTFOLIO UPDATE

•                  W. P. Carey is the advisor to the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”), which had aggregate real estate assets of $8.6 billion, cash of approximately $0.8 billion and total assets of $9.3 billion as of September 30, 2013. The average occupancy rate for the 78.6 million square feet owned by the CPA® REITs was 98.8%.

•                  CPA®:17 – GLOBAL: During the third quarter of 2013, we structured eight new investment transactions totaling $209.3 million on behalf of CPA®:17 – Global. Year to date, through October 31, 2013, we have structured $437.6 million of new investments on behalf of CPA®:17 – Global.

•                  CPA®:18 – GLOBAL: Year to date, through October 31, 2013, CPA®:18 – Global, our newest publicly-registered non-traded REIT offering, has raised approximately $65.6 million.

•                  CWI: Through the closing of its initial public offering on September 15, 2013, CWI, our lodging-focused non-traded REIT offering, raised approximately $582.4 million, inclusive of reinvested distributions through the distribution reinvestment plan. Year to date, through October 31, 2013, CWI has invested in 11 hotels for a total of $606.7 million, inclusive of two hotels during the third quarter of 2013 for $161.8 million.

On October 25, 2013, CWI filed a registration statement with the SEC for a possible public offering of up to an additional $350 million of its common stock. There can be no assurance that CWI will actually commence the follow-on offering or successfully sell the full number of shares registered, if any.

PROPOSED MERGER WITH CPA®:16 – GLOBAL

•                  On July 25, 2013, we announced that our Board of Directors and the Board of Directors of our publicly held, non-traded REIT affiliate, CPA®:16 – Global had each unanimously approved a merger agreement pursuant to which CPA®:16 – Global will merge with and into a subsidiary of W. P. Carey in a transaction valued at approximately $4.0 billion, including debt. Following the proposed merger, the combined company is expected to have an equity market capitalization of approximately $6.5 billion and a total enterprise value of approximately $10.0 billion.

•                  The proposed merger is subject to the approvals of the stockholders of both W. P. Carey and CPA®:16 – Global and other customary closing conditions. If the proposed merger is approved and the other closing conditions are satisfied, we currently expect that the closing will occur during the first quarter of 2014, although there can be no assurance that the transaction will close at such time, if at all.

DIVIDENDS

•                  As previously announced, the W. P. Carey Board of Directors raised the quarterly cash dividend to $0.86 per share for the third quarter of 2013. This represents a 2.4% increase from the second quarter of 2013 and a 32.3% increase over the third quarter of 2012. The dividend—our 50th consecutive quarterly increase—was paid on October 15, 2013 to stockholders of record as of September 30, 2013.

•                  W. P. Carey President and CEO Trevor Bond, noted, “The third quarter marks the conclusion of our first full year as a REIT and also included another significant milestone for the company with the announcement of our proposed merger with CPA®:16 – Global. This transaction will further increase our real estate assets under ownership and reinforce our status as a leading global net-lease REIT. While we continue to closely monitor the current economic environment, we believe that the strength our business model and adhering to our established, conservative investment criteria will enable us to continue providing steady income to both our stockholders and investors in our Managed REITs.”

Conference Call and Audio Webcast Scheduled for 11:00 AM (ET)

Please call at least 10 minutes prior to call to register.

Time: Tuesday, November 5, 2013 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/Q3earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) + 1-412-317-0088

Replay Passcode: 10033805

Replay available until November 15, 2013 at 9:00 AM (ET).

W. P. Carey Inc.

Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $15.8 billion. The largest owner/manager of net lease assets, WPC’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent dividend income to investors for nearly four decades. www.wpcarey.com

This press release contains forward-looking statements within the meaning of the Federal securities laws. Examples of such forward-looking statements include, but are not limited to, statements regarding the proposed merger and the statements made by Mr. Bond. A number of factors could cause W. P. Carey’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey or the combined company after the proposed merger, reference is made to W. P. Carey’s filings with the Securities and Exchange Commission.

W. P. CAREY INC.

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include the non-GAAP financial measure, funds from operations — as adjusted (“AFFO”). A description of this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure is provided on the following pages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income	$18,506	$2,588	$75,854	$46,654

AFFO from real estate ownership	$61,629	$38,088	$196,887	$94,806
AFFO from investment management	9,516	(4,169)	19,151	7,004
Total AFFO	$71,145	$33,919	$216,038	$101,810

Per Share (Diluted)
Net Income	$0.27	$0.06	$1.08	$1.12

AFFO from real estate ownership	$0.89	$0.92	$2.82	$2.31
AFFO from investment management	0.14	(0.10)	0.27	0.17
Total AFFO	$1.03	$0.82	$3.09	$2.48

W. P. CAREY INC.

Consolidated Balance Sheets (Unaudited)

(in thousands)

	September 30, 2013	December 31, 2012
Assets
Investments in real estate:
Real estate, at cost	$2,515,475	$2,334,488
Operating real estate, at cost	83,896	99,703
Accumulated depreciation	(170,085)	(136,068)
Net investments in properties	2,429,286	2,298,123
Net investments in direct financing leases	360,240	376,005
Assets held for sale	17,975	1,445
Equity investments in real estate and the Managed REITs	557,513	565,626
Net investments in real estate	3,365,014	3,241,199
Cash	93,620	123,904
Due from affiliates	42,249	36,002
Goodwill	327,973	329,132
In place lease, net	487,527	447,278
Above-market rent, net	261,900	279,885
Other intangible assets, net	15,519	10,200
Other assets, net	132,558	141,442
Total assets	$4,726,360	$4,609,042

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,685,556	$1,715,397
Senior credit facility	490,000	253,000
Accounts payable, accrued expenses and other liabilities	282,489	265,132
Income taxes, net	11,232	24,959
Distributions payable	59,439	45,700
Total liabilities	2,528,716	2,304,188
Redeemable noncontrolling interest	7,316	7,531
Redeemable securities - related party	-	40,000

Equity:
W. P. Carey stockholders’ equity:
Common stock	69	69
Preferred stock (None issued)	-	-
Additional paid-in capital	2,243,186	2,175,820
Distributions in excess of accumulated earnings	(273,850)	(172,182)
Deferred compensation obligation	11,354	8,358
Accumulated other comprehensive income (loss)	8,626	(4,649)
Less, treasury stock at cost	(60,270)	(20,270)
Total W. P. Carey stockholders’ equity	1,929,115	1,987,146
Noncontrolling interests	261,213	270,177
Total equity	2,190,328	2,257,323
Total liabilities and equity	$4,726,360	$4,609,042

W. P. CAREY INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Lease revenues:
Rental income	$68,391	$14,245	$199,778	$43,401
Interest income from direct financing leases	9,235	1,881	28,158	5,919
Total lease revenues	77,626	16,126	227,936	49,320
Asset management revenue from affiliates	10,961	15,850	31,330	47,088
Structuring revenue from affiliates	14,775	8,316	27,539	19,576
Dealer manager fees	3,787	4,012	7,329	11,878
Reimbursed costs from affiliates	23,259	19,879	50,694	59,100
Other real estate income	7,506	5,095	22,547	15,977
	137,914	69,278	367,375	202,939
Operating Expenses
General and administrative	28,761	28,930	84,733	77,701
Merger and acquisition expenses	3,630	25,897	6,879	30,616
Reimbursable costs	23,259	19,879	50,694	59,100
Depreciation and amortization	31,560	6,120	92,741	18,549
Property expenses	5,746	2,069	16,307	7,112
Other real estate expenses	1,654	1,557	5,064	4,619
Impairment charges	1,416	-	1,416	-
	96,026	84,452	257,834	197,697
Other Income and Expenses
Other interest income	367	252	1,053	910
Net income from equity investments in real estate and the Managed REITs	9,180	10,477	52,377	52,808
Gain on change in control of interests	-	20,794	-	20,794
Other income and (expenses)	2,484	503	5,453	2,026
Interest expense	(27,482)	(7,845)	(81,187)	(22,253)
	(15,451)	24,181	(22,304)	54,285
Income from continuing operations before income taxes	26,437	9,007	87,237	59,527
Provision for income taxes	(5,375)	(379)	(3,020)	(192)
Income from continuing operations	21,062	8,628	84,217	59,335
Discontinued Operations
Income (loss) from operations of discontinued properties	349	(458)	3,332	(1,060)
Gain (loss) on sale of real estate	239	(409)	622	(888)
Gain on extinguishment of debt	-	-	84	-
Impairment charges	-	(5,535)	(4,950)	(12,262)
Income (loss) from discontinued operations, net of tax	588	(6,402)	(912)	(14,210)
Net Income	21,650	2,226	83,305	45,125
Net (income) loss attributable to noncontrolling interests	(2,912)	325	(7,312)	1,383
Net (income) loss attributable to redeemable noncontrolling interest	(232)	37	(139)	146
Net Income Attributable to W. P. Carey	$18,506	$2,588	$75,854	$46,654

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.26	$0.22	$1.11	$1.49
Income (loss) from discontinued operations attributable to W. P. Carey	0.01	(0.16)	(0.01)	(0.35)
Net income attributable to W. P. Carey	$0.27	$0.06	$1.10	$1.14

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.26	$0.21	$1.09	$1.47
Income (loss) from discontinued operations attributable to W. P. Carey	0.01	(0.15)	(0.01)	(0.35)
Net income attributable to W. P. Carey	$0.27	$0.06	$1.08	$1.12

Weighted Average Shares Outstanding
Basic	68,397,176	40,366,298	68,719,264	40,398,433
Diluted	69,400,825	41,127,404	69,846,320	41,029,578

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$18,021	$8,990	$76,920	$60,864
Income (loss) from discontinued operations, net of tax	485	(6,402)	(1,066)	(14,210)
Net income attributable to W. P. Carey	$18,506	$2,588	$75,854	$46,654

W. P. CAREY INC.

Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey	$13,695	$1,927	$73,494	$39,388
Adjustments:
Depreciation and amortization of real property	30,483	5,510	90,340	17,330
Impairment charges	1,416	5,534	6,366	12,262
Gain on sale of real estate, net	(239)	(59)	(289)	(1,564)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	2,365	888	(10,785)	(12,899)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(4,252)	(400)	(12,766)	(1,268)
Total adjustments	29,773	11,473	72,866	13,861
FFO (as defined by NAREIT) - Real Estate Ownership	43,468	13,400	146,360	53,249
Adjustments:
Gain on change in control of interests	-	(20,794)	-	(20,794)
Gain on extinguishment of debt	(143)	-	(210)	-
Other gains, net	(32)	-	(302)	-
Other depreciation, amortization and non-cash charges	(707)	(130)	(422)	(106)
Stock-based compensation	259	-	1,344	-
Deferred tax expense	(732)	(917)	(1,778)	(2,101)
Acquisition expenses (a)	1,076	-	3,985	-
Realized losses on foreign currency, derivatives and other (b)	67	115	221	657
Amortization of deferred financing costs	713	509	1,773	1,375
Straight-line and other rent adjustments	(1,930)	(200)	(6,376)	(2,198)
Above- and below-market rent intangible lease amortization, net (a)	7,330	51	21,823	162
Merger expenses (c)	2,463	35,570	2,792	40,289
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	306	(25)	863	(804)
AFFO adjustments to equity earnings from equity investments	10,961	10,650	30,928	25,263
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,470)	(141)	(4,114)	(186)
Total adjustments	18,161	24,688	50,527	41,557
AFFO - Real Estate Ownership	$61,629	$38,088	$196,887	$94,806

Investment Management
Net income from investment management attributable to W. P. Carey	$4,811	$661	$2,360	$7,266
FFO (as defined by NAREIT) - Investment Management	$4,811	$661	$2,360	$7,266
Adjustments:
Other depreciation, amortization and other non-cash charges	264	247	779	735
Stock-based compensation	7,594	9,805	24,087	19,560
Deferred tax expense	(3,550)	(15,207)	(9,112)	(21,430)
Realized (gains) losses on foreign currency (b)	(7)	17	(3)	(6)
Amortization of deferred financing costs	404	308	1,040	879
Total adjustments	4,705	(4,830)	16,791	(262)
AFFO - Investment Management	$9,516	$(4,169)	$19,151	$7,004

Total Company
FFO (as defined by NAREIT)	$48,279	$14,061	$148,720	$60,515
FFO (as defined by NAREIT) per diluted share	0.70	0.34	2.13	1.47
AFFO	$71,145	$33,919	$216,038	$101,810
AFFO per diluted share	1.03	0.82	3.09	2.48
Diluted weighted average shares outstanding	69,400,825	41,127,404	69,846,320	41,029,578

__________

(a)         Prior to the second quarter of 2013, this amount was insignificant and therefore not included in the AFFO calculation.

(b)         These adjustments are significant and recurring subsequent to the CPA®:15 Merger and were not included in the AFFO calculation for the three and nine months ended September 30, 2012.

(c)          The three and nine months ended September 30, 2012 include current income tax expense of $9.6 million related to the cancellation of CPA®:15 shares held by us upon the CPA®:15 Merger.

Non-GAAP Financial Disclosure

Funds from operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude expenses related to the CPA®:15 Merger and realized gain/losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs which are currently not engaged in acquisitions and mergers. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without potentially distorting the impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.